UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2023

KeyCorp

(Exact name of registrant as specified in charter)

001-11302

(Commission File Number)

Ohio	34-6542451
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

127 Public Square

Cleveland, Ohio 44114-1306

(Address of principal executive offices and zip code)

(216) 689-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $1 par value	KEY	New York Stock Exchange
Depositary Shares (each representing a 1/40th interest in a share of Fixed-to-Floating Rate Perpetual Non-Cumulative Preferred Stock, Series E)	KEY PrI	New York Stock Exchange
Depositary Shares (each representing a 1/40th interest in a share of Fixed Rate Perpetual Non-Cumulative Preferred Stock, Series F)	KEY PrJ	New York Stock Exchange
Depositary Shares (each representing a 1/40th interest in a share of Fixed Rate Perpetual Non-Cumulative Preferred Stock, Series G)	KEY PrK	New York Stock Exchange
Depositary Shares (each representing a 1/40th interest in a share of Fixed Rate Reset Perpetual Non-Cumulative Preferred Stock, Series H)	KEY PrL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2023, KeyCorp (the “Company”) announced that Angela G. Mago will assume the role of Chief Human Resources Officer of the Company. In her new role, Ms. Mago will lead the teams responsible for attracting, developing, and retaining the Company’s talent. In connection with her assumption of this new role, Ms. Mago will no longer serve as Head of Commercial Bank of the Company. Ms. Mago is expected to transition into her new role as Chief Human Resources Officer during the fourth quarter of 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP

Date: November 16, 2023	/s/ Andrea R. McCarthy
Name: Andrea R. McCarthy
Title: Assistant Secretary